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                                                                    Exhibit 99.1


       Healtheon, Web MD, MEDE America and Medcast Announce Completion of
                             Healtheon/WebMD Merger



ATLANTA, Nov. 11 /PRNewswire/ -- Healtheon Corporation (Nasdaq: HLTH), WebMD, Inc., MEDE America Corporation (Nasdaq: MEDE) and Medcast (Greenberg News Networks, Inc.) today announced the completion of the merger of the four companies to form Healtheon/WebMD. The mergers follow the approval by the stockholders of Healtheon, WebMD, MEDE America and Medcast at their respective stockholder meetings. The new company, Healtheon/WebMD, will trade on the Nasdaq National Market under the ticker symbol "HLTH."

"Healtheon/WebMD will use its strategic relationships, advanced technology and the Internet to bring physicians and consumers together in the same place. By providing information and fostering the interaction between these parties and with healthcare institutions, together we believe we can realign the currently inefficient healthcare system," said Mike Long, Chairman and Chief Operating Officer of Healtheon/WebMD. "With the successful completion of the merger forming Healtheon/WebMD, we have established the first end-to-end Internet healthcare company that will enable the reduction of the estimated
$250 billion in administrative waste in today's healthcare market, in the United States alone, while improving the quality of healthcare."

"At Healtheon/WebMD, our vision is to improve health and wellness around the world. Our goal is to use the Internet to facilitate a new system for the delivery of healthcare, resulting in a single, secure environment for all communications and transactions between physicians and consumers and healthcare institutions," commented Jeff Arnold, Chief Executive Officer of Healtheon/WebMD. "Healtheon/WebMD's technology, content and services will enable a more efficient and people-oriented healthcare system, reduce costs, and improve care across the entire system."

The combined company brings together the Internet-based information and transaction platform of Healtheon, the brand awareness, marketing strategy and strategic relationships of WebMD, the connectivity to more than 650 payers of MEDE America and the daily medical news content of Medcast. As of today, Healtheon/WebMD is actively deploying services for 280,000 physicians, 11,000 dentists, 1,100 hospitals, 46,000 pharmacies and providing millions of consumers coming to the site for trusted healthcare information with more than 510,000 consumers enrolled in one of the company's support communities.

The combination of Health, WebMD, MEDE America and Medcast creates a clearly differentiated leadership position. The new company will focus on executing the following five key, near-term initiatives: -- Connectivity - Healtheon/WebMD connects all entities involved in the delivery of healthcare and enables them to communicate, exchange information and perform transactions. Currently, only 3 billion of the 30 billion transactions in the healthcare industry are electronic. More than 500 million of the electronic transactions are processed by Healtheon/WebMD annually. -- Content - Healtheon/WebMD will deliver proprietary, breaking healthcare news and continue to expand and improve the quality and quantity of the healthcare information disseminated through the site for physicians and consumers, always maintaining the highest standards of trust and credibility, -- Partnerships - Healtheon/WebMD has established more than 70 strategic partnerships and will continue to establish strategic healthcare, technology and media partnerships and create mechanisms to combine the unique strengths of each partner, building upon the strategic relationships we have already secured. -- Distribution - Healtheon/WebMD will continue to establish strategic relationships with online and offline partners to allow for broad and effective distribution of healthcare information and services. Currently, Healtheon/WebMD has secured more than 70 commitments from major healthcare systems, has signed more than 60,000 physician subscribers and provides services to more than 280,000 physicians. In addition, the company has exclusive content relationships with Excite@Home, Lycos, WebTV and MSN. -- Branding - Healtheon/WebMD is creating extensive and comprehensive brand awareness as the only source that effectively connects physicians and consumers to the entire health industry. Through leveraging synergistic relationships with partners, including CNN and Reader's Digest, developing extensive offline and online co-branded programming, and executing traditional branding campaigns, Healtheon/WebMD has penetrated the market -- reaching more than 28 billion impressions over the next five years.
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Arnold commented, "We are well positioned to lead the deployment of technology to revolutionize today's healthcare system. Our winning combination of brand, content, connectivity, distribution and partnerships establishes Healtheon/WebMD as the first and only provider of end-to-end Internet-enabled healthcare solutions," Structure of the Deals

As a result of the merger, WebMD stockholders will receive 1.796 shares of Healtheon/WebMD common stock for each share of outstanding WebMD common stock. MEDE AMERICA stockholders will receive 0.7494 shares of Healtheon/WebMD common stock in exchange for each share of MEDE AMERICA common stock. Medcast stockholders will receive approximately $2.3 million in cash and 2.6 million shares of Healtheon/WebMD common stock. Healtheon will issue approximately 75 million common shares in connection with the merger and will assume approximately 51 million options and warrants of the merged companies. New Leadership Roles and Board of Directors Appointed

Healtheon/WebMD has also announced new management roles in connection with the merger. -- Jeff Arnold, formerly Chief Executive Officer of WebMD, has been named Chief Executive Officer of Healtheon/WebMD. -- Mike Long, formerly Chief Executive Officer of Healtheon, has been named Chairman and Chief Operating Officer of Healtheon/WebMD. -- Alan Greenberg, formerly Chief Executive Officer of Medcast, will lead International development of Healtheon/WebMD. -- Tom Staudt, formerly Chief Executive Officer of MEDE America, will lead the institutional connectivity operations of Healtheon/WebMD.

In addition, Healtheon/WebMD has named a new Board of Directors to serve as advisors for the company. The nine members of the board of directors are:

     -- Jeff Arnold: CEO, Healtheon/WebMD

     -- Jim Clark: Co-Founder, Healtheon; Co-Founder, Netscape; and Founder,
        Silicon Graphics

     -- John Doerr: Partner, Kleiner Perkins Caufield & Byers

     -- Bert Ellis: Chairman and CEO, iXL Enterprises

     -- Eric Gleacher: Chairman and CEO, Gleacher and Company, LLC

     -- Laura Jennings: Vice President of Worldwide Strategic Planning,
        Microsoft

     -- Mike Long: Chairman and COO, Healtheon/WebMD

     -- William W. McGuire, M.D.: Chairman and CEO, UnitedHealth Group

     -- Billy Payne: Former President and CEO of the Atlanta Committee for the
        Olympic Games

     New WebMD.com Product

To clearly demonstrate the combined strengths and vision behind Healtheon, WebMD, MEDE America and Medcast, the new company will be unveiling its new portal, www.WebMD.com, next week. This powerful, new healthcare destination will bring physicians and consumers together in the same place, providing information and fostering interaction. It was designed by WebMD, engineered by Healtheon, with connectivity to large volume institutions from MEDE America and content driven by Medcast. In developing this new product, Healtheon/WebMD has helped streamline the communication channels in the current healthcare system. About Healtheon

Healtheon, founded in 1996 and based in Santa Clara, CA, is a pioneer in providing Internet-based, business-to-business and consumer-to-business electronic commerce services that link physicians and consumers with healthcare institutions, enabling them to efficiently and conveniently manage their
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business and personal healthcare needs. Healtheon's services simplify the business and clinical processes of healthcare, provide more timely access to information, provide faster and more convenient service and lead to higher quality, more affordable care. Healtheon can be reached through its Website at http://www.healtheon.com. About WebMD

Atlanta-based WebMD, which is privately held and was founded in 1998, offers a comprehensive suite of Internet-based services and information for physicians as well as healthcare information services and online communities for consumers. WebMD can be reached though its Website at http://www.webmd.com. About MEDE AMERICA

Headquartered in East Meadow, NY, MEDE AMERICA is a leading provider of healthcare transaction solutions to a broad range of providers and payers in the healthcare industry. The company offers an integrated suite of electronic transaction solutions that allows hospitals, pharmacies, physicians, dentists and other healthcare providers and provider groups to electronically edit, process and transmit claims, eligibility and enrollment data, track claims submissions throughout the claims payment process and obtain faster reimbursement for their services. With offices in New York, Ohio and Atlanta, MEDE AMERICA has 450 employees and can be reached through its Website at http://www.mede.com. About Medcast (Greenberg News Networks)

Medcast, based in Atlanta, provides breaking medical news, education and other vital information electronically every morning to physicians throughout the United States. The editorial and design staff numbers more than 50 professionals -- including 11 medical doctors -- making it among the world's largest medical news organizations. Medcast can be reached through its Website at http://www.medcast.com.

Other than historical information set forth herein, this announcement contains forward-looking statements that involve risks and uncertainties, including those relating to the ability of Healtheon/WebMD's services to decrease costs and improve patient care. Actual results could be materially different from those discussed in this announcement. Factors that could cause actual results to differ include, among others: Healtheon/WebMD's limited operating history, continued growth in the use of the Internet and acceptance of the Internet as a secure medium over which to conduct transactions. Additional risks associated with Healtheon/WebMD's business can be found in its recent Registration Statement on Form S-4 and other periodic filings with the SEC.

/CONTACT: media, Dave Faupel of Alexander Ogilvy Public Relations, 404-897-2300, ext. 339, or dfaupel@alexanderogilvy.com, or investors, Renee Hartmann, 415-923-1660, ext. 149, or rhartmann@alexanderogilvy.com, both of Alexander Ogilvy Public Relations, for Healtheon/